UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 11, 2019

Date of Report

(Date of earliest event reported)

Novus Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36620	20-1000967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19900 MacArthur Blvd., Suite 550

Irvine, California 92612

(Address of principal executive offices, including Zip Code)

(949) 238-8090

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NVUS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 4.01	Changes in Registrant’s Certifying Accountant.

On July 11, 2019, the Audit Committee of the Board of Directors (the “Audit Committee”) of Novus Therapeutics, Inc. (the “Company”) dismissed Ernst & Young LLP (“EY”) as the independent registered public accounting firm of the Company, effective immediately. On the same date, the Audit Committee approved the appointment of KMJ Corbin & Company LLP (“KMJ”) as the Company’s new independent registered public accounting firm, effective as of such date.

The reports of EY on the Company’s financial statements for each of the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report for the fiscal year ended December 31, 2018 contained an explanatory paragraph expressing substantial doubt as to the Company’s ability to continue as a going concern as a result of recurring losses and negative cash flows.

During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through July 11, 2019, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of EY would have caused EY to make reference thereto in their reports on the financial statements for such years.

The Company provided EY with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that EY furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of EY’s letter, dated July 11, 2019, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through July 11, 2019, neither the Company, nor anyone acting on its behalf, consulted with KMJ regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and KMJ did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company held its annual meeting of stockholders on July 11, 2019 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted in the following manner with respect to the following proposals:

1.	The election of two Class II directors, each to serve for a three-year term expiring at the 2022 annual meeting of stockholders and until his successor has been duly elected and qualified.

Nominees	For	Withheld	Broker Non- Votes
Keith A Katkin	6,282,632	573,761	5,380,191
John S. McBride	6,323,017	533,376	5,380,191

2.	The ratification of the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For:	11,848,525
Against:	8,058
Abstain:	380,001

The proposal to ratify the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2019 was approved; however, as discussed under Item 4.01, effective as of the date of the Annual Meeting, the Audit Committee dismissed EY as the independent registered public accounting firm of the Company and appointed KMJ as the Company’s new independent registered public accounting firm. As explained in the Company’s Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on May 15, 2019, even though the appointment of EY was ratified at the Annual Meeting, the Audit Committee has discretion to appoint a different independent registered public accounting firm at any time. Ratification of our independent registered public accounting firm is advisory in nature and is not required in connection with the appointment of KMJ.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

16.1	Letter from Ernst & Young LLP, dated July 11, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novus Therapeutics, Inc.

Date: July 12, 2019	By:	/s/ Gregory J. Flesher
	Name:	Gregory J. Flesher
	Title:	Chief Executive Officer